Exhibit 10.37
Amendment to Guarantor Documents
AMENDMENT TO GUARANTOR DOCUMENTS
     THIS AMENDMENT (the “Amendment”), dated as of July 24, 2006, is entered into by and between GLOBAL EMPLOYMENT HOLDINGS, Inc., a Delaware corporation (the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (with its participants, successors and assigns, the “Lender”), acting through its Wells Fargo Business Credit operating division.
Recitals
     Global Employment Solutions, Inc., a Colorado corporation (“Global”), Excell Personnel Services Corporation, an Illinois corporation (“Excell”), Friendly Advanced Software Technology, Inc., a New York corporation (“Friendly”), Temporary Placement Service, Inc., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Place Service, Inc., a Georgia corporation (“TPS”), Southeastern Staffing, Inc., a Florida corporation (“Southeastern”), Southeastern Personnel Management, Inc., a Florida corporation (“SPM”), Main Line Personnel Services, Inc., a Pennsylvania corporation (“Main Line”), Bay HR, Inc., a Florida corporation (“BHR”), Southeastern Georgia HR, Inc., a Georgia corporation (“SGHR”), Southeastern Staffing II, Inc., a Florida corporation (“SEII”), Southeastern Staffing III, Inc., a Florida corporation (“SEIII”), Southeastern Staffing IV, Inc., a Florida corporation (“SEIV”), Southeastern Staffing V, Inc., a Florida corporation (“SEV”), and Southeastern Staffing VI, Inc., a Florida corporation (“SEVI”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV and SEVI each a “Borrower” and collectively the “Borrowers”) (SEII, SEIII, SEIV, SEV and SEVI are each referred to herein as a “New Borrower” and collectively as the “New Borrowers”), and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of July 24, 2006 (as may hereafter amended, the “Credit Agreement”), which amends that certain Credit and Security Agreement dated as of March 7, 2002 between certain of the Borrowers and the Lender and subsequently amended by a First Amendment to Credit and Security Agreement dated as of June 26, 2003, a Second Amendment to Credit and Security Agreement and Waiver of Defaults dated as of August 30, 2004, a Third Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 31, 2005, a Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of May 13, 2005 and a Fifth Amendment to Credit and Security Agreement dated as of March 31, 2006 (as amended, the “Former Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
     The Guarantor has a direct and substantial economic interest in each New Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of indebtedness of each New Borrower to the Lender.

     As a condition to continuing to extend credit to the Borrowers, the Lender required the execution and delivery by the Guarantor of (a) a Guaranty by Corporation in favor of the Lender, dated as of March 31, 2006 (the “Guaranty”), pursuant to which the Guarantor guaranteed the payment and performance of all obligations of Global, Excell, FAST, TPS, Southeastern, BHR, SPM, SGHR and Main Line arising under or pursuant to the Former Credit Agreement as well as (b) additional documents including, without limitation the following, each dated as of March 31, 2006: a Patent and Trademark Security Agreement by and between the Guarantor and the Lender, a Copyright Security Agreement in favor of the Lender, a Pledge Agreement in favor of the Lender and a Security Agreement by and between the Guarantor the Lender (with the Guaranty and all other agreements, instruments and documents by and between the Guarantor and the Lender or by the Guarantor in favor of the Lender, collectively, the “Guarantor Documents” and each, a “Guarantor Document”).
     The Borrowers and the Lender have agreed to amend and restate the Former Credit Agreement pursuant to the terms and conditions set forth in the Credit Agreement.
     As a further condition to continuing to extend credit to each Borrower under the Credit Agreement, the Lender has required the execution and delivery of this Amendment by the Guarantor.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
     1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.
     2. Amendment. Each reference in each Guarantor Document to the term “Borrowers” or “Borrower” shall be deemed to have the meaning given to such term in this Amendment unless otherwise specified.
     3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Guarantor Documents shall remain in full force and effect.
     4. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender as follows:
          (a) The Guarantor has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by the Guarantor and constitute the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.
          (b) The execution, delivery and performance by the Guarantor of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Guarantor, or the certificate of incorporation or by-laws of the Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected.
     5. References. All references in the Guarantor Documents to “this Agreement” shall be deemed to refer to such Guarantor Document as amended hereby.
     6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any default or event of default under the Guarantor Documents or a waiver of any breach, default or event of default under any document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
     7. Acknowledgment and Release.
          (a) The Guarantor (i) acknowledges receipt of the Credit Agreement; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers’ present and future indebtedness to the Lender.
          (b) The Guarantor hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
     8. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL		GLOBAL EMPLOYMENT HOLDINGS,
ASSOCIATION		INC.

By:	/s/ Martin E. Tracy	By:	/s/ Howard Brill

Name:	Martin E. Tracy	Name:	Howard Brill
Its:	Vice President	Its:	Chief Executive Officer and President